ASSUMPTION AND RELEASE AGREEMENT


                  This Assumption and Release Agreement ("Agreement") is made effective as of October 28, 1998 by and among GRAMERCY HILL ENTERPRISES, a Texas general partnership ("Transferor"), ANDREW C. JACOBS, ("Original Key Principal"), CAPITAL SENIOR LIVING PROPERTIES 2-GRAMERCY, INC., a Delaware corporation ("Transferee"), CAPITAL SENIOR LIVING CORPORATION, a Delaware corporation (the "New Key Principal") and Fannie Mae.

                                    RECITALS:

                  A. Fannie Mae is the holder of that certain Multifamily Note (as modified by the Addendum to Multifamily Note, the "Note"), dated December 4, 1997, in the original principal amount of $6,400,000.00 made by Transferor, to WASHINGTON MORTGAGE FINANCIAL GROUP, LTD. ("Original Lender"), which Note evidences a loan ("Loan") made by Original Lender to Transferor. To secure the repayment of the Note, Transferor also executed and delivered a Multifamily Deed of Trust, Assignment of Rents and Security Agreement, including a Rider to Multifamily Instrument (the "Security Instrument"), dated December 4, 1997, recorded in the official records of Lancaster County, State of Nebraska on December 4, 1997, as Instrument No. 97- 50461 that grants a lien on the property described in Exhibit A to this Agreement (the "Property"). The Transferor is liable for the payment and performance of all of Transferor's obligations under the Note, the Security Instrument and all other documents executed in connection with the Loan, as listed on Exhibit B to this Agreement (collectively, the "Loan Documents"). Each of the Loan Documents has been duly assigned or endorsed to Fannie Mae. The current servicer of the Loan is WMF Washington Mortgage Corp. ("Servicer").

              B. The Original Key Principal is liable for the obligations under the Acknowledgement and Agreement of Key Principal to Personal Liability for the Exceptions to Non-Recourse Liability contained in the Note and Security Instrument (the "Acknowledgement").

              C. Fannie Mae has been asked to consent to the transfer of the Property to the Transferee and the assumption by the Transferee of the obligations of the Transferor under the Loan Documents.

              D. Fannie Mae has been asked to consent to the release of the Original Key Principal from his obligations under the Acknowledgement and to accept the assumption by the New Key Principal of the Original Key Principal's obligations under the Acknowledgement.

              E. Fannie Mae has agreed to consent to the transfer of the Property by Transferor to Transferee subject to the terms and conditions stated below.

             In consideration of the foregoing and the mutual covenants and promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fannie Mae, Transferor, Original Key Principal, Transferee and New Key Principal agree as follows:

          1. Assumption of Obligations. The Transferee agrees to assume all of the payment and performance obligations of the Transferor set forth in the Note, the Security Instrument and the other Loan Documents in accordance with their respective terms and conditions, as the same may be modified by this Agreement, including without limitation, payment of all sums due under the Note. The Transferee further agrees to abide by and be bound by all of the terms of the Loan Documents, all as though each of the Loan Documents had been made, executed and delivered by the Transferee.

Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97

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         2.  Transferor's  and  Original  Key  Principal's  Representations  and
         Warranties. The Transferor and the Original Key Principal represent and warrant to Fannie Mae as of the date of this Agreement that:

          (a) The Note has an unpaid principal balance of $6,334,660.06, and prior to default bears interest at the rate of seven and sixty-nine hundredths percent (7.69%) per annum;

          (b) The Note requires that monthly payments of principal and interest in the amount of $48,089.21 be made on or before the first (1st) day of each month, continuing to and including January 1, 2008, when all sums due under the Loan Documents will be immediately due and payable in full;

          (c) The Security Instrument is a valid first lien on the Property for the full unpaid principal amount of the Loan and all other amounts as stated in the Security Instrument;

          (d) There are no defenses, offsets or counterclaims to the Note, the Security Instrument or the other Loan Documents;

          (e) There are no defaults by the Transferor under the provisions of the Note, the Security Instrument or the other Loan Documents;

          (f) All provisions of the Note, the Deed of Trust and other Loan Documents are in full force and effect;

          (g) There are no subordinate liens of any kind covering or relating to the Property, nor are there any mechanics' liens or liens for unpaid taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received; and

         The Transferor and Original Key Principal understand and intend that Fannie Mae will rely on the representations and warranties contained herein.

         3. Transferee's and the New Key Principal's Representations and Warranties. The Transferee and the New Key Principal represent and warrant to Fannie Mae as of the date of this Agreement that neither Transferee nor any New Key Principal has any knowledge that any of the representations made by Transferor and Original Key Principal in Paragraph 2 above are not true and correct.

         4. Consent to Transfer. Fannie Mae hereby consents to the transfer of the Property and to the assumption by the Transferee of all of the obligations of the Transferor under the Loan Documents, subject to the terms and conditions set forth in this Agreement. Fannie Mae's consent to the transfer of the Property to the Transferee is not intended to be and shall not be construed as a consent to any subsequent transfer which requires the Lender's consent pursuant to the terms of the Security Instrument.

         5. Assumption by the New Key Principal of Liability for the Exceptions to Non-Recourse. New Key Principal hereby assumes all liability under the provisions of the Acknowledgement.

         6. Release of Transferor. In reliance on the Transferor's and the Original Key Principal's and the Transferee's representations and warranties in this Agreement, Fannie Mae releases Transferor and Original Key Principal from all of their respective obligations under the Loan Documents, provided, however, that the Transferor is not released from any liability pursuant to this Agreement or paragraph D (Environmental Hazards) of the Rider to Multifamily Instrument executed by the Transferor as a part of the Security Instrument for any liability that relates to the period prior to the date hereof,

Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97


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         regardless of when  such  environmental  hazard is  discovered.  If any material element of the representations and warranties made by the Transferor and Original Key Principal contained herein is false as of the date of this Agreement, then the release set forth in this Paragraph 6 will be canceled as of the date of this Agreement and the Transferor and Original Key Principal will remain obligated under the Loan Documents as though there had been no such release.

         7. Priority/Modification. This Agreement embodies and constitutes the entire understanding among the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such instrument. Except as expressly modified hereby, the Note, Security Instrument and other Loan Documents shall remain in full force and effect and this Agreement shall have no effect on the priority or validity of the liens set forth in the Security Instrument or the Loan Documents, which are incorporated herein by reference. Transferor and the Original Key Principal hereby ratify the agreements made by them to Fannie Mae in connection with the Loan and agree that, except to the extent modified hereby, all of such agreements remain in full force and effect.

         8. No Impairment of Lien. Nothing set forth herein shall affect the priority or extent of the lien of any of the Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be or after the date of this Agreement, become liable, primarily or secondarily, under the Loan Documents.

         9. Costs. The Transferee and the Transferor agree to pay all fees and costs (including attorneys' fees) incurred by Fannie Mae and the Servicer in connection with Fannie Mae's consent to and approval of the transfer of the Property and a transfer fee of $63,346.60 in consideration of the consent to that transfer.

         10. Financial Information. The Transferee and New Key Principal represent and warrant to Fannie Mae that all financial information and information regarding the management capability of Transferee and New Key Principal provided to the Servicer or Fannie Mae was true and correct as of the date provided to the Servicer or Fannie Mae and remains materially true and correct as of the date of this Agreement.

Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97


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         11. Addresses.  Transferee's address for notice hereunder and under the
         Loan Documents is:

          Capital Senior Living Properties 2-Gramercy, Inc.
          c/o Capital Senior Living Corporation
          14160 Dallas Parkway, Suite 300
          Dallas, Texas  75240
          Attention:  David R. Brickman


          Transferor's address for notice hereunder and under the Loan Documents is:
          Gramercy Hill Enterprises
          c/o Interactive Teleservices
          21 East State Street
          18th Floor
          Cleveland, Ohio  43215

         12. Complete Release. Transferee and Transferor and the Original Key Principal and the New Key Principal, jointly and severally as between Transferee and New Key Principal, unconditionally and irrevocably release and forever discharge Original Lender, Fannie Mae, and their respective successors, assigns, agents, directors, officers, employees, and attorneys, and each current or substitute trustee under the Security Instrument (collectively, the "Indemnitees") from all Claims, as defined below, and jointly and severally agree to indemnify Indemnitees, and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character in connection with the Claims or the transfer of the Property. Notwithstanding the foregoing, Transferor shall not be responsible for any Claims arising from the action or inaction of Transferee and New Key Principal, and Transferee and New Key Principal shall not be responsible for any Claims arising from the action or inaction of Transferor. As used in this Agreement, the term "Claims" shall mean any and all possible claims, demands, actions, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Agreement, which the Transferor, Original Key Principal, or any of their respective partners, members, officers, agents or employees, may now or hereafter have against the Indemnitees, if any and irrespective of whether any such Claims arise out of contract, tort, violation of laws, or regulations, or otherwise in connection with any of the Loan Documents, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable thereto and any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Indemnitees, including any requirement that the Loan Documents be modified as a condition to the transactions contemplated by this Agreement, any charging, collecting or contracting for prepayment premiums, transfer fees, or assumption fees, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, violation of any federal or state securities or Blue Sky laws or regulations, conflict of interest, NEGLIGENCE, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, conspiracy or any claim for wrongfully accelerating the Note or wrongfully attempting to foreclose on any collateral relating to the Note, but in each case only to the extent permitted by applicable law. Transferor and Transferee agree that Fannie Mae and Original Lender have no fiduciary or similar obligations to Transferor or Transferee and that their relationship is strictly that of creditor and debtor. This release is accepted by Fannie Mae and Original Lender pursuant to

Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97


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         this Agreement and shall not be  construed as an admission of liability on the part of either. Transferor and Transferee and the Original Key Principal and New Key Principal hereby represent and warrant that they are the current legal and beneficial owners of all Claims, if any, released hereby and have not assigned, pledged or contracted to assign or pledge any such Claim to any other person.

         13.          Miscellaneous.

         (a) This Agreement shall be construed according to and governed by the laws of the jurisdictions in which the Property is located without regard to its conflicts of law principles.

         (b) If any provision of this Agreement is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect.

         (c) No change or modification of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

         (d) The captions contained in this Agreement are for convenience of reference only and in no event define, describe or limit the scope or intent of this Agreement or any of the provisions or terms hereof.

         (e) This  Agreement  shall be binding  upon and inure to the benefit of
         the  parties  and  their  respective  heirs,   legal   representatives,
         successors and assigns.

         (f) This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         (g) THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97

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



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      TRANSFEREE:

                                      CAPITAL SENIOR LIVING PROPERTIES
                                        2-GRAMERCY, INC., a Delaware corporation



                                      By: /s/ Lawrence A. Cohen
                                          --------------------------------------
                                          Lawrence A. Cohen
                                          Chief Financial Officer

                                      Date:  As of October 28, 1998



STATE OF New York, Nassau County ss:

                  The foregoing instrument was acknowledged before me this 28th day of October, 1998, by Lawrence A. Cohen, Chief Financial Officer of Capital Senior Living Properties 2-Gramercy, Inc., a Delaware corporation, on behalf of the corporation.

                  Witness my hand and notarial seal in said state and county, the date aforesaid.


                                                     /s/ Jason H. Kim
                                                     ---------------------------
                                                                 Notary Public
My Commission Expires: 5/5/99

Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97


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



                               NEW KEY PRINCIPAL:

                               CAPITAL SENIOR LIVING CORPORATION,
                                 a Delaware corporation



                               By: /s/ Lawrence A. Cohen
                                   ---------------------------------------------
                                   Lawrence A. Cohen
                                   Chief Financial Officer
                                   Address:  14160 Dallas Parkway, Suite 300
                                             Dallas, Texas  75240

                               Date:  As of October 28, 1998


STATE OF New York, Nassau County ss:

     The foregoing instrument was acknowledged before me this 28th day of October, 1998, by Lawrence A. Cohen, Chief Financial Officer of Capital Senior Living Corporation, a Delaware corporation, on behalf of the corporation.

     Witness my hand and notarial seal in said state and county, the date aforesaid.


                                                              /s/ Jason H. Kim
                                                            --------------------
                                                              Notary Public

My Commission Expires:  5/5/99


Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97

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



                              TRANSFEROR:

                              GRAMERCY HILL ENTERPRISES, a Texas
                                 general partnership

                              By: Gramercy Hill Limited Partnership, a Nebraska limited partnership, its general partner

                                   By:  Gramercy Hill Corp., a Nebraska
                                        corporation, its general partner



                                        By:  /s/ Andrew C. Jacobs
                                             -----------------------------------
                                             Andrew C. Jacobs
                                             President


                              Date:  As of October 28, 1998


STATE OF Ohio, Franklin County ss:

                  The foregoing  instrument was acknowledged before me this 27th day of October, 1998, by Andrew C. Jacobs, president of Gramercy Hill Corporation, a Nebraska corporation, general partner of Gramercy Hill Limited Partnership, a Nebraska limited partnership, general partner of Gramercy Hill Enterprises, a Texas general partnership, on behalf of Gramercy Hill Enterprises.

                  Witness my hand and notarial seal in said state and county, the date aforesaid.


                               /s/ Gail M. Kelley
                               --------------------------------
                                       Notary Public

My Commission Expires:
                         --------------------------------------


Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97

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                             ORIGINAL KEY PRINCIPAL:



                            /s/ Andrew C. Jacobs (SEAL)
                            -------------------------------------------
                            Name:   Andrew C. Jacobs
                            Address: c/o Interactive Teleservices
                                     21 East State Street
                                     18th Floor
                                     Cleveland, Ohio  43215

                            Date:   As of October 28, 1998


STATE OF Ohio, Franklin County ss:

         The foregoing instrument was acknowledged before me this 27th day of October, 1998, by Andrew C. Jacobs in his individual capacity.

         Witness my hand and notarial seal in said state and county, the date aforesaid.


                                       /s/ Gail M. Kelley
                                       -----------------------------------
                                                 Notary Public

         My Commission Expires:
                                   ----------------------------------------

Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97

                              FANNIE MAE



                              By: /s/ Douglas Higgs
                                  ----------------------------------------
                                  Name:  Douglas Higgs
                                  Title: Assistant Vice President



STATE OF District of Columbia County ss:

     The foregoing instrument was acknowledged before me this 21st day of October, 1998, by Douglas Higgs, Asst. V.P. of Fannie Mae, a corporation organized under the laws of the United States of America, on behalf of the corporation.

     Witness my hand and notarial seal in said state and county, the date aforesaid.


                             /s/ Paulette M. Gayles
                             --------------------------------
                                    Notary Public

My Commission Expires:
                         ------------------------------------

Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97


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



                                    EXHIBIT A
                                       to
                        ASSUMPTION AND RELEASE AGREEMENT



Lot Seventy-nine (79) of Irregular Tracts in the Southeast Quarter of Section 28, Township 10 North, Range 7 East of The 6th P.M., Lincoln, Lancaster County, Nebraska


Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97

                                    EXHIBIT B
                                       to
                        ASSUMPTION AND RELEASE AGREEMENT


a. Multifamily Note dated December 4, 1997, by Gramercy Hill Enterprises ("Original Borrower") for the benefit of Washington Mortgage Financial Group, Ltd. ("Original Lender"), as modified by an Addendum to Note dated December 4, 1997.

b. Deed of Trust, Assignment of Rents and Security Agreement, including a Rider to Multifamily Instrument, dated December 4, 1997, by Original Borrower for the benefit of Original Lender.

c. Two (2) Financing Statements dated December 4, 1997, listing Original Borrower as debtor, Original Lender as secured party and Fannie Mae as assignee.

d. Replacement Reserve and Security Agreement dated December 4, 1997 by and between Original Borrower and Original Lender.

e. Completion/Repair and Security Agreement dated December 4, 1997 by and between Original Borrower and Original Lender.

f. Assignment of Management Agreement dated December 4, 1997 by and between Original Borrower, Original Lender and Manager.

g. Agreement to Amend or Comply dated December 4, 1997 executed by Original Borrower.



Assumption and Release Agreement - Fannie Mae Multistate               Form 4520
                                                                           12/97



                                      B-1